Exhibit 21.1

Subsidiaries of Cooper-Standard Holdings Inc. (1)

Subsidiary Name	Jurisdiction of Organization
Cooper-Standard Automotive (Australia) Pty. Ltd.	Australia
Cooper-Standard Automotive FHS (Australia) Pty. Ltd.	Australia
CSA (Barbados) Investment Co. Ltd.	Barbados
Metzeler Automotive Profile Baranovichi GmbH	Belarus
Metzeler Automotive Profile Systems Benelux NV	Belgium
Cooper-Standard Automotive Brasil Fluid Systems Ltda.	Brazil
Cooper-Standard Automotive Brasil Sealing Ltda.	Brazil
CSA Holding do Brasil Ltda.	Brazil
Itatiaia Standard Industrial Ltda.	Brazil
SPB Comercio e Participacoes Ltda.	Brazil
Cooper-Standard Automotive Canada Limited	Canada
Cooper Saiyang Wuhu Automotive Co., Ltd. (89%)	China
Cooper-Standard Automotive (Kunshan) Co., Ltd.	China
Cooper-Standard Automotive (Suzhou) Co., Ltd.	China
Cooper-Standard Chongqing Automotive Co., Ltd.	China
Cooper-Standard Jingda (Jingzhou) Automotive Co., Ltd. (60%)	China
Cooper-Standard Jingda Changchun Automotive Co., Ltd. (80%)	China
Shanghai SAIC-Metzeler Sealing Systems Co. Ltd. (47.5%)	China
Cooper-Standard Automotive Ceska Republika s.r.o.	Czech Republic
Cooper-Standard Automotive FHS Ceska republika s.r.o.	Czech Republic
Cooper-Standard Automotive FHS Inc.	Delaware
Cooper-Standard Automotive Fluid Systems Mexico Holding LLC	Delaware
Cooper-Standard Holdings Inc.	Delaware
CS Automotive LLC	Delaware
NISCO Holding Company	Delaware
Nishikawa Standard Company LLC (50%)	Delaware
StanTech, Inc.	Delaware
Sterling Investments Company	Delaware
Cooper-Standard Automotive France S.A.S.	France
Cooper-Standard Automotive (Deutschland) GmbH	Germany
CSA Beteiligungen (Deutschland) GmbH	Germany
CSA Germany GmbH & Co. KG	Germany
CSA Germany Verwaltungs GmbH	Germany
CSA Holding (Deutschland) GmbH	Germany
Diorama Grundstücksverwatungsgesellschaft mbH & Co. Vermietungs KG	Germany
Metzeler Automotive Profile Systems GmbH	Germany
Metzeler Kautschuk Unterstuetzungskasse GmbH	Germany
Metzeler Technical Rubber Systems GmbH	Germany
Cooper-Standard Automotive India Private Limited	India

Subsidiary Name	Jurisdiction of Organization
Metzeler Automotive Profiles India Private Limited (74%)	India
Cooper-Standard Automotive Italy SrL	Italy
Metzeler Automotive Profile Systems Italy SpA	Italy
Cooper Standard Automotive Japan K.K.	Japan
Cooper-Standard Automotive Korea Inc.	Korea
Cooper-Standard Services Korea, Inc.	Korea
Guyoung Technology Co. Ltd. (20%)	Korea
Coopermex, S.A. de C.V.	Mexico
Cooper-Standard Automotive de Mexico Fluid Services, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive de Mexico S.A. de C.V.	Mexico
Cooper-Standard Automotive FHS, S.A. de C.V.	Mexico
Cooper-Standard Automotive Fluid Systems de Mexico, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive Sealing de Mexico, S.A. de C.V. (80%)	Mexico
Cooper-Standard Automotive Services, S.A. de C.V.	Mexico
Manufacturera El Jarudo, S. de R.L. de C.V.	Mexico
Westborn Service Center, Inc.	Michigan
Cooper-Standard Automotive NC LLC	North Carolina
Cooper-Standard Automotive Inc.	Ohio
Cooper-Standard Automotive OH, LLC	Ohio
CSA Services Inc.	Ohio
Cooper-Standard Automotive Polska Sp. z o.o.	Poland
Metzeler Automotive Profile Systems Piotrkow sp zoo	Poland
Metzeler Automotive Profile Systems Polska sp zoo	Poland
Mezeler Automotive Profile Systems Dzierzoniow sp zoo	Poland
Cooper-Standard Automotive España, S.L.	Spain
North America Rubber, Incorporated	Texas
Cooper-Standard Automotive International Holdings B.V.	The Netherlands
CSA International Holdings C.V.	The Netherlands
CSA International Holdings Cooperative U.A.	The Netherlands
Cooper-Standard Automotive (UK) Pension Trust Limited	United Kingdom
Cooper-Standard Automotive UK Fluid Systems Limited	United Kingdom
Cooper-Standard Automotive UK Limited	United Kingdom
Cooper-Standard Automotive UK Sealing Limited	United Kingdom

(1)	Subsidiaries as of December 31, 2008; wholly-owned except as otherwise indicated